Exhibit 99.2

FP Email

CNL Healthcare Properties Transaction Agreement

Nov. 5, 2025

FOR BROKER-DEALER AND RIA USE ONLY.

Dear Financial Professional:

We are writing to inform you that CNL Healthcare Properties (the Company or CHP) has entered into a definitive transaction agreement with Sonida Senior Living, Inc. (NYSE: SNDA) (Sonida). This proposed transaction provides the opportunity for full and real-time liquidity and will require approval from a majority of CHP’s and Sonida’s shareholders entitled to vote.

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Under the terms of the transaction agreement, Sonida will acquire all the Company’s common stock valued at approximately $1.8 billion. This equates to an estimated transaction consideration of $6.90 per common share comprised of $2.32 in cash (34%) and an estimated $4.58 per common share (66%) in unrestricted, freely tradable Sonida common stock, subject to a two-way collar mechanism relative to the trading price of Sonida’s stock prior to closing.

(i)

the amount of stock to be received by shareholders is governed by a two-way collar mechanism during the time between signing the definitive transaction agreement on Nov. 4, 2025, and a defined ten trading-day period prior to the ultimate transaction closing date. CHP believes this two-way collar mechanism provides certainty of value to CHP’s shareholders within a prescribed trading range of SNDA stock and helps mitigate downside risk to CHP shareholders. The final exchange ratio governing the number of CHP shares exchanged for Sonida shares is subject to adjustments based on the NYSE weighted average closing price of Sonida common stock for the ten trading-day period ending two business days before the transaction’s closing date.

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The transaction consideration of $6.90 per share, represents a premium to the $6.64 midpoint of the most recent estimated NAV per share as of Dec. 31, 2024. For further context, the $6.90 per share estimated transaction value approaches the top end of the estimated NAV range of $6.33 to $6.98 per share and represents 228% of the latest unsolicited tender offer launched in April 2025 by Comrit Investments I, Limited Partnership at a price of $3.03 per CHP share.

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Subject to the approval of the board of directors, CHP anticipates continuing regular quarterly distributions of $0.0256 per share through closing, including any partial quarter prior to the closing of the transaction in 2026. While this is not typical for transactions like this, retaining the ability to make quarterly distributions to shareholders through the future transaction closing date was an important attribute that CHP negotiated. CHP’s ability to continue making distributions during this period is a unique economic benefit to its shareholders.

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The transaction requires approval from a majority of CHP and Sonida shareholders entitled to vote. This requires filing a joint proxy statement/prospectus and registration statement with the SEC. CHP and Sonida are currently working to prepare a preliminary joint proxy statement/prospectus and registration statement for the proposed transaction and will then file a definitive version with the SEC. The definitive joint proxy statement will be mailed or emailed to shareholders once it has been reviewed by the SEC.

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A majority of the outstanding shares of common stock must approve the transaction in order for the transaction to occur. Once shareholders receive their proxy materials, it will be important for them to vote early to help reduce corporate expenses related to the proxy solicitation and special shareholders meeting.

THE TRANSACTION AGREEMENT

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Sonida (NYSE: SNDA) is a publicly traded C-Corporation based in Dallas, Texas that exclusively owns and operates seniors housing communities. As of Sept. 30, 2025, they operated 97 seniors housing communities, of which 84 were owned, including eight assets owned through joint venture structures, and 13 communities managed on behalf of a third party. Sonida’s portfolio spans 20 states and has an aggregate capacity of approximately 10,250 residents with first-half 2025 annualized total resident revenue of $325 million. Sonida’s common shares had a closing price of $25.90 as of Oct. 31, 2025. Sonida shares are currently included in the Russell 3000 Index as well as the S&P Broad Global Broad Market. Sonida is not a REIT and does not currently make distributions on its common shares. Sonida’s C-corporation status allows it to own and operate its properties without requiring a third-party property manager. Additional information is available on Sonida’s investor relations website investors.sonidaseniorliving.com.

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Sonida’s average year-to-date trading volume through Oct. 31, 2025, was approximately 27,959 shares per day. As of Oct. 31, 2025, Sonida had approximately 18.8 million common shares outstanding and will issue approximately 33.9 million additional common shares, including approximately $110 million in new shares purchased by its largest shareholders, in connection with the transaction. After the transaction, CHP shareholders will own approximately 56.6% of the Sonida outstanding common shares.

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The decision to enter into the transaction agreement with Sonida is the result of a thorough review of CHP’s strategic alternatives formally launched in mid-2018. KeyBanc Capital Markets, Inc. assisted management and the board of directors in evaluating various strategic alternatives.

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CHP anticipates the transaction could close in the first half of 2026, assuming a timely SEC review, shareholders’ approval, governmental and other third-party consents, and satisfaction of other customary closing conditions. Due to the uncertainties of the SEC’s review process, CHP does not yet know the date for the special shareholders meeting. Given the other regulatory approvals and the process to close this complex transaction, CHP does not know the exact timing for closing the transaction. The transaction agreement may be terminated by either party under certain circumstances including if the transaction has not been completed on or about May 28, 2026, failure to get shareholders’ approval or if an order to restrain or otherwise prohibit the sale is received from a government authority.

•	CHP currently estimates that the $6.90 transaction consideration of cash and stock will be distributed to shareholders approximately two weeks after the transaction closes.

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If the transaction is not approved by shareholders, the transaction cannot occur, and CHP would continue to operate and thoughtfully pursue alternative strategic options. Additionally, if CHP shareholders do not approve the transaction, CHP may be required to reimburse Sonida for its expenses in connection with the transaction agreement and related transactions, as is customary, in an amount not to exceed $10 million. This payout could impact funds available for any future quarterly distributions.

For complete information, please read our Current Report on Form 8-K, filed with the SEC on Nov. 5, 2025. CHP has communicated this information to its shareholders in a letter and frequently asked questions to be mailed on or about Nov. 12, 2025. The information will also be posted to our website at cnlhealthcareproperties.com, and filed as exhibits to the Form 8-K.

1 The estimated NAV per share was established in accordance with the Investment Program Association’s Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITS (IPA Guidelines), which the REIT and other non-traded REITs use to determine their estimated NAV. The estimated NAV per share is a snapshot in time and is not necessarily indicative of the value the company or shareholders may receive if the company were to list its shares or liquidate its assets, now or in the future. There is no assurance that the IPA Guidelines are acceptable to the SEC, FINRA or under ERISA for compliance with reporting requirements.

Cautionary Note Regarding Forward-Looking Statements

Forward-looking statements are based on current expectations and may be identified by words such as “believes,” “anticipates,” “expects,” “may,” “could” and terms of similar substance, and speak only as of the date made. Actual results could differ materially due to risks and uncertainties that are beyond the company’s ability to control or accurately predict, including the amount and timing of anticipated future distributions, estimated per share net asset value of the company’s stock and/or other matters. The company’s forward-looking statements are not guarantees of future performance. Shareholders and financial advisors should not place undue reliance on forward-looking statements. While CNL Healthcare Properties’ management believes the assumptions underlying the forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Transactions that may be instituted against the parties and others following announcement of the Merger Agreement; (3) the inability to consummate the Transactions within the anticipated time period, or at all, due to any reason, including the failure to obtain the requisite shareholder approval, failure to obtain any required regulatory approvals or the failure to satisfy other conditions to completion of the Transactions; (4) risks that the proposed Transactions disrupt current plans and operations of CNL Healthcare Properties or diverts management’s attention from its ongoing business; (5) the ability to recognize the anticipated benefits of the Transactions; (6) the amount of the costs, fees, expenses and charges related to the Transactions; (7) the risk that the Merger Agreement may be terminated in circumstances requiring CNL Healthcare Properties to pay a termination fee; (8) the effect of the announcement of the Transactions on the ability of CNL Healthcare Properties to retain and hire key personnel and maintain relationships with its tenants and others with whom it does business; (9) the effect of the announcement of the Transactions on CNL Healthcare Properties’ operating results and business generally; (10) the other risks and important factors contained and identified in CNL Healthcare Properties’ filings with the SEC, such as CNL Healthcare Properties’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as well as CNL Healthcare Properties’ subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time; and (11) the risks, uncertainties and factors set forth under “Item. 1A. Risk Factors” in Sonida’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 17, 2025, and as such factors may be updated from time to time in Sonida’s other filings with the SEC, any of which could cause actual results to differ materially from the forward-looking statements in this communication.

Additional Information about the Proposed Transactions and Where to Find It

This does not constitute a solicitation of any vote or approval in connection with the transaction. In connection with the proposed transaction, Sonida plans to file a registration statement on Form S-4 (“Registration Statement”) that will serve as a prospectus for the Parent Common Stock to be issued as consideration in the transaction and Sonida and the Company will file a joint proxy statement as a proxy statement of the Company for the solicitation of our shareholders in favor of the transactions and of Sonida for the solicitation of Sonida’s shareholders in favor of the transactions (the “Joint Proxy Statement/Prospectus”) with the Securities and Exchange Commission (the “SEC”), which the Company will furnish to its shareholders in connection with the special meeting of shareholders to vote on the transaction. This communication is for informational purposes only, is neither an offer to purchase nor a solicitation of an offer to sell shares and is not a substitute for the Joint Proxy Statement/Prospectus or any other document that the Company may file with the SEC or send to its shareholders in connection with the Transactions. THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SONIDA, THE PROPOSED TRANSACTION, THE PLAN OF DISSOLUTION, AND RELATED MATTERS. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE TRANSACTIONS, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY WHEN THEY ARE AVAILABLE. The registration statement, the proxy statement/prospectus and other documents, when filed with the SEC, can be obtained free of charge through the website maintained by the SEC at sec.gov, at the Company’s website at cnlhealthcareproperties.com under the tab “Filings” and then “SEC Filings” and on Sonida’s investor relations website at investors.sonidaseniorliving.com under the tab “Financials” and “SEC Filings.”

Participants in the Solicitation

The Company and its directors and executive officers and Sonida and its directors and executive officers and other members of their respective management and employees may be deemed participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed transactions and the issuance of shares of Sonida Common Stock. Information regarding the special interests of these directors, executive officers, management and employees in the proposed transactions will be included in the joint proxy statement/prospectus referred to above and other relevant materials to be filed with the SEC, when they become available, including in connection with the solicitation of proxies to approve the proposed Transactions and the issuance of shares of Parent Common Stock. Additional information regarding the Company’s directors and executive officers is also included in the Company’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2024, which was filed with the SEC on March 12, 2025, and subsequent statements of changes in beneficial ownership on file with the SEC. Additional information regarding Sonida’s directors and executive officers is also included in Sonida’s proxy statement for its 2025 Annual Meeting of Shareholders, which was filed with the SEC on April 29, 2025, and in Form 3 and Form 4 statements of beneficial ownership and statements of changes in beneficial ownership of Sonida’s officers and executive officers filed with the SEC and in other documents filed by Sonida with the SEC. The filed documents are available free of charge on the SEC’s website at sec.gov and from the Company and Sonida by contacting them as described above. Other information about the participants in the proxy solicitation will be contained in the joint proxy statement/prospectus.

FOR BROKER-DEALER AND RIA USE ONLY.

CHP-1125-4923262-BD